                                                                       EXHIBIT 7

                              AFC CAPITAL TRUST I

                        ALLMERICA FINANCIAL CORPORATION

                                 $300,000,000

                        in Aggregate Liquidation Amount

                      8.207% Series A Capital Securities

                              PURCHASE AGREEMENT
                              ------------------
                                                                January 29, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Morgan Stanley & Co. Incorporated
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
World Financial Center, North Tower
New York, New York  10281-1209

Ladies and Gentlemen:

                  AFC Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801 et seq.)) and Allmerica Financial Corporation, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated (collectively, "Merrill Lynch") and Morgan Stanley & Co. Incorporated (together, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Trust and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective number set forth on Schedule I of 300,000 8.207% Series A Capital Securities

(liquidation amount $1,000 per security) representing common undivided beneficial interests in the assets of the Trust (the "Series A Capital Securities").

                  The Series A Capital Securities will be guaranteed by the Company, to the extent set forth in the Offering Memorandum (as defined below), with respect to distributions and amounts payable upon liquidation or redemption and otherwise pursuant to the Series A Capital Securities Guarantee Agreement (the "Series A Guarantee Agreement", and such guarantee being referred to herein as the "Series A Capital Securities Guarantee") to be dated as of the Closing Time (as defined in Section 2(b) hereof) between the Company and The Chase Manhattan Bank (the "Guarantee Trustee").

                  The entire proceeds from the sale of the Series A Capital Securities will be com bined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase $309,278,000 in aggregate principal amount of 8.207% Series A Subordinated Deferrable Interest Debentures due February 3, 2027 (the "Series A Junior Subordinated Debentures") issued by the Company. The Series A Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Time (the "Declaration"), among the Company, as Sponsor, John F. Kelly, Edward
J. Parry III and John P. Kavanaugh as administrative trustees (the "Administrative Trustees"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and The Chase Manhattan Bank (Delaware), as Delaware trustee (the "Delaware Trustee") and, together with the Property Trustee and the Administrative Trustees, the "Trustees"). The Series A Junior Subordinated Debentures will be issued pursuant to an Indenture, to be dated as of the Closing Time (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Series A Capital Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (the "DTC Agreement"), among the Trust, the Property Trustee and DTC.

                  The Series A Capital Securities, the Series A Capital Securities Guarantee and the Series A Junior Subordinated Debentures are collectively referred to herein as the "Series A Securities". Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

                  The Series A Capital Securities will be subject to the registration rights set forth in a registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Time substantially in the form of Exhibit A. Pursuant to the Registration Rights Agreement, the Trust and the Company will agree, among other things, to file with the Securities and Exchange Commission ( the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1993, as amended (the "1933 Act") relating to the 8.207% Series B Capital Securities (liquidation amount $1,000 per security) (the "Series B Capital Securities"), the Series B Capital Securities Guarantee (the "Series B Capital Securities Guarantee") of the Company pursuant to the Series B Capital Securities Guarantee Agreement (the "Series B Guarantee Agreement"), and the 8.207% Series B Subordinated Deferrable Interest Notes due February 3, 2027 (the "Series B Junior Subordinated Debentures" and, collectively with the Series B Capital Securities and the Series B Capital Securities Guarantee, the "Series B Securities"), to be offered in exchange for the Series A Securities (such offer to exchange being referred to herein as the "Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Securities.

                  The Series A Securities and the Series B Securities are jointly referred to as the "Securities"; the Series A Capital Securities and the Series B Capital Securities are jointly referred to as the "Capital Securities"; the Series A Junior Subordinated Debentures and the Series B Junior Subordinated Debentures are jointly referred to as the "Junior Subordinated Debentures"; and the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee are jointly referred to as the "Capital Securities Guarantees." The Indenture, the Declaration, the Registration Rights Agreement, the DTC Agreement and this Agreement are hereinafter referred to collectively as the "Operative Documents."

                  The Offerors understand that the Initial Purchasers propose to make an offering of the Series A Capital Securities (as guaranteed by the Series A Capital Securities Guarantee) on the terms and in the manner set forth herein and agree that the Initial Purchaser may resell in accordance with applicable law, subject to the conditions set forth herein, all or a portion of the Capital Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Series A Capital Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Series A Capital Securities, investors that acquire Series A Capital Securities may only resell or otherwise transfer such Capital Securities if such Capital Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated by the Commission under the 1933 Act (the "1933 Act Regulations")).

                  The Offerors have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated January 24, 1997 (the "Preliminary Offering Memorandum") and will deliver to each Initial Purchaser, as soon as practicable, but not later than February 3, 1997, copies of an offering memorandum for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Series A Capital Securities (the "Final Offering Memorandum" and, together with the Preliminary Offering

Memorandum, the "Offering Memorandums"). "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Offerors to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Series A Capital Securities.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "specified" or "stated" in the Offering Memorandums (including other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandums; and all references in this Agreement to amendments or supplements to the Offering Memorandums shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandums.

                  SECTION 1. Representations and Warranties.
                             ------------------------------

                  (a) Each of the Trust and the Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

                  (i) The Offerors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Series A Capital Securities in a manner that would require the Series A Capital Securities to be registered under the 1933 Act.

                  (ii) Each of the Preliminary Offering Memorandum and the Final Offering Memorandum as of their respective dates does not, and in the case of the Final Offering Memorandum as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Offerors by or on behalf of any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandums.

                  (iii) Each of the Capital Securities, the Capital Securities Guarantees and the Junior Subordinated Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act.

                  (iv) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandums at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandums, at the date of each respective Offering Memorandum and, in the case of the Final Offering Memorandum, at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v) Price Waterhouse LLP, who are reporting upon the audited consolidated financial statements and supporting schedules 1 through 6 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 included or incorporated by reference in the Offering Memorandums, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vi) The consolidated financial statements, together with the related schedules and notes thereto included in the Offering Memorandums, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statement of income, shareholders' equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as noted therein. The supporting schedules, if any, included in the Offering Memorandums present fairly the information required to be stated therein. The selected financial data included in the Offering Memorandums present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated audited financial statements included in the Offering Memorandums except as noted therein. The pro forma financial statements and other pro forma financial information included in the Offering Memorandums present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the proposed transactions referred to therein.

                  (vii) The statutory consolidated financial statements of the Company and its subsidiaries, from which certain ratios and other statistical data contained in the Offering Memorandums have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance division of the Commonwealth of Massachusetts, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

                  (viii) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise described or stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Trust or the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust or the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends, there has been no dividend of any kind declared, paid or made by the Company on any class of its capital stock.

                  (ix) The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandums, to enter into and perform its obligations under each of the Operative Documents, to hold the Common Securities issued by the Trust, to issue and to deliver the Junior Subordinated Debentures and the Capital Securities Guarantees; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (x) First Allmerica Financial Life Insurance Company ("FAFLIC"), SMA Financial Corp., Allmerica Financial Life Insurance and Annuity Company ("AFLIAC"), Allmerica Property & Casualty Companies ("Allmerica P&C"), The Hanover Insurance Company, Citizens Corporation ("Citizens"), Citizens Insurance Company of America and any other "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) are each a "Subsidiary" and, collectively, the "Subsidiaries" of the Company. FAFLIC is duly organized and is validly existing as a stock life insurance company in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandums. Each other Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except for Allmerica P&C and Citizens, which are owned 40.5% and 17.5%, respectively, by the public, and except for any shares required by law to be owned by directors and as of the date hereof, all of the outstanding shares of capital stock of each Subsidiary will be owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim equity or encumbrance of any kind.

                  (xi) The authorized, issued and outstanding capital stock of the Company as of September 30, 1996 is as set forth in the Offering Memorandums under the caption "Capitalization".

                  (xii) The Agreement and the DTC Agreement have been duly authorized and, at the Closing Time will have been duly executed and delivered by the Company and the Trust, as applicable;

                  (xiii) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own its properties and to conduct its business as described in the Offering Memorandums and to enter into and perform its obligations under such of the Operative Documents to which it is a party and the Series A Capital Securities; the Trust is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Offering Memorandum; the Trust is and will under current law be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a subsidiary of the Company pursuant to generally accepted accounting principles.

                  (xiv) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the

         Administrative Trustees (as defined in the Declaration) and (assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Property Trustee (as defined in the Declaration)) will, at the Closing Time, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Declaration will conform in all material respects to the description thereof in the Offering Memorandums.

                  (xv) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Offering Memorandums, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided common beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Offering Memorandums; the issuance of the Common Securities is not subject to preemptive or other similar rights; and, at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly or indirectly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and all action required to be taken for the authorization, issue and sale of such Common Securities by the Trust will have been validly and sufficiently taken.

                  (xvi) At the Closing Time, the Series A Capital Securities will have been duly authorized by the Declaration and, when and issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to the description thereof in the Offering Memorandums; the issuance of the Series A Capital Securities is not subject to preemptive or other similar rights; and as of the Closing Time, the Series B Capital Securities will have been duly authorized by the Trust and, in the event of the consummation of the Exchange Offer, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided common beneficial interests in the assets of the Trust; and (subject to the terms of the Declaration) holders of Series A Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the laws of the State of Delaware.

                  (xvii) Each of the Series A Guarantee Agreement and the Series B Guarantee Agreement has been duly authorized by the Company and, at the Closing Time, the Series A Guarantee Agreement will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of the Series A Guarantee Agreement by Chase Manhattan Bank, not in its individual capacity but solely as trustee) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and each of the Series A Capital Securities Guarantee and the Series A Guarantee Agreement will conform in all material respects to the description thereof in the Offering Memorandums. In the event the Exchange Offer is consummated, the Series B Guarantee Agreement will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of the Series B Guarantee Agreement by Chase Manhattan Bank, not in its individual capacity but solely as trustee) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Series B Guarantee Agreement will have been duly qualified under the Trust Indenture Act.

                  (xviii) The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of the Indenture by the Debenture Trustee) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof in the Offering Memorandums. In the event the Exchange Offer is consummated, the Indenture will have been duly qualified under the Trust Indenture Act.

                  (xix) The issuance and delivery of the Junior Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, the Series A Junior

         Subordinated Debentures will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Offering Memorandums, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture; and the Series B Junior Subordinated Debentures have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided in the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, in each case enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Junior Subordinated Debentures will conform in all material respects to the description thereof in the Offering Memorandums; and the Junior Subordinated Debentures will be in the form contemplated by the Indenture.

                  (xx) At the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by each of the Trust and the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute the valid and binding obligation of each of the Trust and the Company enforceable against each of the Trust and the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandums.

                  (xxi) The Series A Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company.

                  (xxii) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                  (xxiii) Except for separate investment accounts of FAFLIC and AFLIAC, neither the Trust nor the Company nor any of the Company's other subsidiaries is or, after giving effect to the consummation of the transactions contemplated herein, will be, and neither the Company nor the Trust nor any of the Company's other subsidiaries is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xxiv) None of the Company, any Subsidiary or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of the Operative Documents, the issuance and delivery of the Series A Capital Securities, the Series A Guarantee, the Series A Junior Subordinated Debentures and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part of the Company and the Trust and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary nor any violation of the Declaration or Trust Certificate, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Trust or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or of the Trust) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Trust or any Subsidiary or any of their respective properties.

                  (xxv) Neither the issuance and sale of the Capital Securities by the Trust to the Initial Purchasers or the issuance and sale of the Common Securities by the Trust to the Company, the extension of the Series A Guarantee by the Company, the issuance and sale of the Subordinated Debentures by the Company to the Trust, the execution, delivery or performance of this Agreement, the Declaration, the Indenture and the Series A Guarantee by the Offerors, nor the consummation by the Offerors with their respective obligations hereunder and thereunder requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body (including any insurance regulatory body), administrative agency or other governmental body, agency or official (except such as may be required under the 1933 Act, the 1934 Act and the Trust Indenture Act and compliance with the securities, Blue Sky laws and state insurance laws of various jurisdictions), except where the failure to obtain such consent, approval, authorization or other order or make such registration or filing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs and business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xxvi) To the best knowledge of the company, no labor problem exists with its employees or with employees of the Subsidiaries or the Trust, or is imminent that could adversely affect the Trust, or the Company and its subsidiaries, considered as one enterprise.

                  (xxvii) Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Trust, the Company, or any of its Subsidiaries that is required to be disclosed in the Offering Memorandums or that could have a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, and the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets thereof or the consummation of any Operative Documents or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Trust, or the Company or any Subsidiary is a party or which affect any of their respective properties or assets, including ordinary routine litigation incidental to the business of the Trust, or the Company or any Subsidiary, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries, considered as one enterprise.

                  (xxviii) The Trust, the Company and each of the Subsidiaries each has good and marketable title to all properties and assets described in the Offering Memorandums as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Memorandums or (B) are not materially significant in relation to the business of the Trust, the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Trust, the Company and its subsidiaries, considered as one enterprise, and under which the Trust, the Company or any Subsidiary holds properties, are described in the Offering Memorandums, are in full force and effect; and neither the Trust, the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any

         Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxix) The Trust, the Company and its Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Trust, the Company nor any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorization.

                  (xxx) Each of the Subsidiaries which is engaged in the insurance business, (the "Insurance Subsidiaries"), is duly licensed or authorized to conduct its insurance business under the insurance laws of each jurisdiction in which it conducts such business so as to require such licensing or authorization, except where the failure to be so licensed or authorized would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, the Company and its subsidiaries, considered as one enterprise; all such licenses or authorizations are in full force and effect and neither the Trust, the Company nor any Insurance Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such licenses or authorizations or otherwise impose any limitation on the conduct of the business of the Trust, the Company or any Insurance Subsidiary, except any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, the Company and its subsidiaries, considered as one enterprise, and to the best of the Trust's, the Company's and the Insurance Subsidiaries' knowledge, there is no sustainable basis for any such suspension, revocation or limitation; each of the Insurance Subsidiaries is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and the Company has disclosed to you all pending significant examinations, and all significant examinations which have been completed and filed since October 1995, by any governmental authority having jurisdiction to regulate the insurance operations of any Insurance Subsidiary.

                  (xxxi) The Trust, the Company and the Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Trust, the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust, the Company and its subsidiaries, considered as one enterprise.

                  (xxxii) To the best of the Company's knowledge, except as disclosed in the Offering Memorandums, no change in any insurance laws or regulations of Massachusetts, Michigan, New Hampshire or Delaware is pending or has been introduced which could reasonably be expected to be adopted and, if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a material adverse effect upon the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.
                     ------------------------------------------------

              (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Initial Purchaser and each Initial Purchaser agrees to purchase from the Trust, at a price of $1,000 per Series A Capital Security, the number of Series A Capital Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional Series A Capital Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

              (b) Deliveries of certificates for the respective accounts of the Initial Purchasers for the Series A Capital Securities shall be made at the office of Merrill Lynch in New York, and payment of the purchase price for the Series A Capital Securities shall be made by Merrill Lynch on behalf of the several Initial Purchasers, to the Trust by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by Merrill Lynch and the Offerors, at 10:00 A.M. on February 3, 1997 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

         Certificates for the Series A Capital Securities shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least one business day before the Closing Time. It is understood that each Initial Purchaser has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Series A Capital Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Series A Capital Securities, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Series A Capital Securities which are not resold to institutional "accredited investors" shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

         (c) As compensation to the Initial Purchasers for their commitment hereunder and in view of the fact that the proceeds of the sale of the Series A Capital Securities will be used to purchase Series A Junior Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Time to Merrill Lynch in immediately available funds, for the accounts of the several Initial Purchasers, $10 per Series A Capital Security to be delivered by the Trust hereunder at the Closing Time.

         (d) Each Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer (as defined in Section 6(a)(i)) and an Institutional Accredited Investor (as defined in Section 6(a)(i)).

         SECTION 3.  Covenants of the Offerors.
                     -------------------------

         The Offerors covenant with each Initial Purchaser as follows:

         (a) The Offerors, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

         (b) The Offerors will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of the Series A Capital Securities to the Initial Purchasers with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Series A Capital Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Offerors, any material changes in or affecting the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, which (i) make any statement in the Offering Memorandums false or misleading or (ii) are not disclosed in the Offering Memorandums. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or counsel for the Initial Purchasers, to amend or supplement Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

         (c) The Offerors will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandums and will not effect such amendment or supplement without the consent of the Initial

Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

         (d) The Offerors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Capital Securities.

         (e) The Offerors will cooperate with the Initial Purchaser and use reasonable efforts to permit the Series A Capital Securities to be eligible for clearance and settlement through the facilities of DTC.

         (f) The Trust will use the net proceeds received by it from the sale of the Series A Capital Securities; and the Company will use the proceeds received by it from the sale of the Series A Junior Subordinated Debentures, in the manners specified in the Offering Memorandums under "Use of Proceeds".

         (g) Prior to 30 days after the date hereof, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Capital Securities, any security convertible into exchangeable or exercisable for Capital Securities or the Junior Subordinated Debentures or any debt securities substantially similar (including provisions with respect to the deferral of interest) to the Junior Subordinated Debentures or any equity security substantially similar to the Capital Securities (except for the Securities issued pursuant to this Agreement); provided, however, that the foregoing restrictions shall not apply to any disposal of the Junior Subordinated Debentures following any liquidation of the Trust.

         SECTION 4.  Payment of Expenses.
                     -------------------

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandums (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities,
(iii) the preparation, issuance and delivery of the certificates for the Series A Capital Securities, the Series A Capital Securities Guarantee and the Series A Junior Subordinated Debentures to the Initial Purchasers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) rating agency fees, and (vi) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents.

         (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Shearman & Sterling, counsel for the Initial Purchasers.

         SECTION 5.  Conditions of Initial Purchasers' Obligations.
                     ---------------------------------------------

         The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in
Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) Opinion of Outside Counsel for Offerors. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Ropes & Gray, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the company and its subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial
           --------
Purchasers.

         (b) Opinion of Special Delaware Counsel for Offerors. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, special Delaware counsel to the Offerors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the company and its subsidiaries and certificates of public officials; provided that such
                                                   --------
certificates have been delivered to the Initial Purchasers.

         (c) Opinion of Counsel for The Chase Manhattan Bank. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Seward & Kissel, counsel to The Chase Manhattan Bank, as Property Trustee under the Declaration, as Guarantee Trustee under the Series A Guarantee Agreement, and as Debenture Trustee under the Indenture in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         (d) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Initial Purchasers shall have received an opinion, dated as of the Closing Time, of Latham & Watkins, special tax counsel to the Offerors, that (i) the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Offering Memorandums under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Series A Capital Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Series A Capital Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

         (e) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Initial Purchasers, with respect to the incorporation and legal existence of the Company, the Series A Capital Securities, the Indenture, the Series A Guarantee Agreement, this Agreement, the Registration Rights Agreement, the Offering Memorandums and other related matters as the Initial Purchasers may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company and its subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

         (f) Certificates. At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandums, any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except that the announcement of or execution of an agreement relating to the terms and conditions of the Acquisition (as defined in the Offering Memorandums) will not be considered a material adverse change for purposes of this subsection (f), and the Initial Purchasers shall have received a certificate of the President or Chief Executive Officer, and the Treasurer, Chief Financial Officer or Vice-President of the Company, and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that except as disclosed in the Offering Memorandums, (i) there has been no such material adverse change or development or event, (ii) the representations and warranties in Section 1 hereof were true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Price Waterhouse LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandums.

         (h) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Price Waterhouse LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (i) Maintenance of Rating. Notwithstanding the satisfaction of any other condition set forth in this Section 5, at the Closing Time, the Capital Securities shall be rated at least "a2" by Moody's Investor's Service, Inc. and BBB+ by Standard & Poor's Ratings Services, and the Trust shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Series A Capital Securities have such ratings; and between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in the rating assigned to the Series A Capital Securities or any of the Company's other debt securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any Capital Securities or any of the Company's other debt securities.

         (j) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with the Registration Rights Agreement, executed by the Company and the Trust, and such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Series A Capital Securities as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties of the Offerors, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Series A Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

          (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as Provided in Section 4 and except that Sections 7 and 9 shall survive any such termination and remain in full force and effect.

          SECTION 6. Subsequent Offers and Sales of the Series A Capital
                     ---------------------------------------------------
Securities.
----------

          (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Offerors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Series A Securities:

          (i)    Offers and Sales Only to Institutional Accredited Investors,
                 -----------------------------------------------------------
     Qualified Institutional Buyers and Non-U.S. Persons. Offers and sales of
     ---------------------------------------------------
     the Capital Securities will be made only by the Initial Purchasers or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the 1933 Act) ("Qualified Institutional Buyers"), or (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the Initial Purchasers reasonably believe to be and, with respect to sales and deliveries, that are accredited investors ("Institutional Accredited Investors"), or (C) non-U-S, persons outside the United States to whom the Initial Purchasers reasonably believe offers and sales of the Series A Capital Securities may be made in reliance upon Regulation S under the 1933 Act.

          (ii)   No General Solicitation. The Series A Capital Securities
                 -----------------------
     will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Capital Securities.

          (iii)  Purchases by Non-Bank Fiduciaries. In the case of a non-bank
                 ---------------------------------
     Subsequent Purchaser of a Series A Capital Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv)   Subsequent Purchaser Notification. Each Initial Purchaser will
                 ---------------------------------
     take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Series A Capital Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Series A Capital Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) an exemption from registration under the 1933 Act (including the exemption provided by Rule 144), if available.

          (v)    Minimum Amount. No sale of the Series A Capital Securities to
                 --------------
     any one Subsequent Purchaser will be in blocks of less than U.S.$100,000 liquidation amount.

          (vi)   Restrictions on Transfer. The transfer restrictions and the
                 ------------------------
     other provisions of the Declaration, including the legend required thereby, shall apply to the Series A Capital Securities except as otherwise agreed by the Offerors and the Initial Purchasers. Following the sale of the Series A Capital Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Offerors for any losses, damages or liabilities suffered or incurred by the Offerors, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Capital Security.

          (vii)  Delivery of Offering Memorandum. Each Initial Purchaser will
                 -------------------------------
     deliver to each purchaser of the Series A Capital Securities from such Initial Purchaser, in connection with its original distribution of the Series A Capital Securities, a copy of the Final Offering Memorandum, as amended and supplemented at the date of such delivery.

          (b) Covenants of the Offerors. Each of the Offerors, jointly and severally, covenants with each Initial Purchaser as follows:

          (i)    Due Diligence. In connection with the original distribution of
                 -------------
     the Series A Capital Securities, the Offerors agree that, prior to any offer or sale of the

     Series A Capital Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Trust, the Company and its subsidiaries. The Offerors also agree to provide answers to each prospective Subsequent Purchaser of Series A Capital Securities who so requests concerning the Trust, Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to each prospective Subsequent Purchaser without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law or contractual restriction) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandums.

          (ii)   Integration. The Offerors agree that they will not and will
                 -----------
     cause their affiliates not to make any offer or sale of securities of the Offerors of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Series A Capital Securities by the Trust to the Initial Purchasers, (ii) the resale of the Series A Capital Securities by the Initial Purchasers to Subsequent Purchasers or
     (iii) the resale of the Series A Capital Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise,

          (iii)  Rule 144A Information. The Company agrees that, in order to
                 ---------------------
     render the Series A Capital Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Series A Capital Securities remain outstanding, the Company will make available, upon request, to any holder of Series A Capital Securities or prospective purchasers of Series A Capital Securities the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iv)   Restriction on Repurchases. Until the expiration of three years
                 --------------------------
     (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Series A Capital Securities, the Offerors will not, and will cause their affiliates not to, purchase or agree to purchase or otherwise acquire any Series A Capital Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner, or otherwise unless, immediately upon any such purchase, the Offerors or any affiliate shall submit such Series A Capital Securities to the Trustee for cancellation; provided, that any affiliate which is an
                                   --------
     insurance company need not deliver such securities to the Trustee for cancellation for so long as such affiliate continues to hold such Series A Capital Securities for its own account.

          (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Series A Capital Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees, that, except as permitted below, it has offered and sold Series A Capital Securities and will offer and sell Series A Capital Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Series A Capital Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act or to Institutional Accredited Investors. Accordingly, neither the Initial Purchasers and their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Series A Capital Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Capital Securities (other than a sale of Series A Capital Securities pursuant to Rule 144A or to Institutional Accredited Investors), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation S.

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Series A Capital Securities, except with its affiliates that are Qualified Institutional Buyers or with the prior written consent of the Offerors.

          (d) Compliance with United Kingdom Law. Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the expiry of the period of six months from the date hereof, will not offer or sell any Series A Capital Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Series A Capital Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (iii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Series A Capital Securities in, from or otherwise involving the United Kingdom.

          (e) Compliance with Other Laws. Each Initial Purchaser acknowledges that no action has been taken to permit a public offering of the Series A Capital Securities in any jurisdiction outside of the United States where action would be required for such purpose. Each Initial Purchaser agrees that it will not offer or sell any Series A Capital Securities in any jurisdiction outside of the United States except under circumstances that will result in compliance with all applicable laws thereof.

          SECTION 7.  Indemnification.
                      ---------------

          (a) The Offerors agree to jointly and severally indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandums, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Offerors; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandums; and provided, further that the foregoing indemnity agreement with
                 --------  -------
respect to any untrue statement contained in or any omission from a preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or any person who controls such Initial Purchaser within the meaning of Section 15 of the 1933 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Series A Securities that are the subject thereof if such person was not sent or given a copy of the Final Offering Memorandum in the quantities requested by such Initial Purchaser and the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement contained in or the omission from such preliminary Offering Memorandum which was corrected in the Final Offering Memorandum.

          (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors and officers, the Trust, the Administrative Trustees and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandums in reliance upon and in conformity with written information furnished to the Company or the Trust by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandums.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 8.  Contribution.
                      ------------
          In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Trust and one or more of the Initial Purchasers, as incurred, in such proportions that (a) the Initial Purchasers are responsible for that portion represented by the percentage that the total commission for the Initial Purchasers appearing on the cover page of the Final Offering Memorandum bears to the aggregate offering price to investors of the Series A Capital Securities appearing thereon and (b) the Offerors are responsible for the balance; provided, however, that no person
                                              --------  -------
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Initial Purchaser, and each officer and director of the Company, each Administrative Trustee and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Trust.

          SECTION 9.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.
--------

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Series A Capital Securities to the Initial Purchasers.

          SECTION 10.  Termination of Agreement.
                       ------------------------
          (a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United Sates or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Series A Capital Securities or to enforce contracts for the sale of the Series A Capital Securities, or (ii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of such exchange or by order of the Commission or any other governmental authority or
(iii) if a banking moratorium has been declared by either federal, New York, Massachusetts or Delaware authorities, or (iv) if there has been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandums, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except that the announcement of or execution of an agreement relating to the terms and conditions of the Acquisition (as defined in the Offering Memorandum) will not be considered a material adverse change for purposes of this clause (iv).

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 11.  Default by One or More of the Initial Purchasers.
                       ------------------------------------------------

          If one or more of the Initial Purchasers shall fail at the Closing Time to purchase Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Time until no later than February 5, 1997 in order to effect any required changes in the Offering Memorandums or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.

          SECTION 12.  Notices.
                       -------

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Steven J. Goulart, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention of Faith Grossnickle, Esq.; notices to the Offerors shall be directed to Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653, attention of Edward J. Parry III, with a copy to Ropes & Gray, One International Square, Boston, Massachusetts 02110, Attention of Lauren I. Norton, Esq.

          SECTION 13.  Parties.
                       -------

          This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other thin the Initial Purchasers and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  GOVERNING LAW.
                       -------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 15.  Effect of Headings.
                       ------------------
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding Agreement between the Initial Purchasers and the Offerors in accordance with its terms.

                                          Very truly yours,

                                          ALLMERICA FINANCIAL CORPORATION

                                          By Edward J. Parry III
                                             -------------------------------
                                             Name:  Edward J. Parry III
                                             Title:    Vice President and Chief
                                                       Financial Officer

                                          AFC CAPITAL TRUST I

                                          By Edward J. Parry III
                                             -------------------------------
                                             Name:  Edward J. Parry III
                                             Administrative Trustee

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Morgan Stanley & Co. Incorporated

By:  MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated

By Steven J. Goulart
   ---------------------------
   Name:  Steven J. Goulart
   Title:    Managing Director

                                   SCHEDULE A

                                                                   Number of
                                                                   Series A
                                                                    Capital
Name of Initial Purchaser                                         Securities
-------------------------                                         ----------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated........................................       150,000
Morgan Stanley & Co. Incorporated............................       150,000
                                                                    -------
Total........................................................       300,000
                                                                    =======